SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                        Date of Report: November 1, 2004
                        (Date of Earliest Event Reported)


                             GREENBRIAR CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           Nevada                        0-8187                   75-2399477
       (State or other                 (Commission            (I.R.S. Employer
jurisdiction of incorporation)          File No.)            Identification No.)


                        1755 Wittington Place, Suite 340
                               Dallas, Texas 75234
                    (Address of principal executive offices)


                                  972-407-8400
              (Registrant's telephone number, including area code)



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 3.02.  Unregistered Sales of Equity Securities

         On October 20, 2004, the Board of Directors of Greenbriar Corporation ("GBR" or the "Registrant") issued separate Warrants to purchase shares of Common Stock, par value $0.01 per share, of GBR. Such Warrants were issued to two individuals specified below to purchase the number of shares opposite their respective names below at a purchase price of $3.58 per share during the period from October 1, 2005 through and including October 31, 2009. The purchase price of the Warrants set forth in the table below which amounts shall be applied against and in reduction of the Exercise Price per share at the time of first exercise of part or all of each Warrant. Each Warrant was issued to the individuals specified below in part for their assistance in finding, analyzing and ultimately causing the consummation of a specified transaction, including assistance in the conduct of due diligence on the transaction. The transaction in question was the acquisition by GBR on October 12, 2004 of shares of stock of two domestic U.S. corporations which indirectly own approximately 74.4% of CabelTEL AD. Each Warrant contains a special provision which renders it null and void if presentation of a transaction to GBR's stockholders, together with a mandatory exchange of a series of preferred stock for common stock (the "Transaction") is not approved prior to October 1, 2005, and a recission contingency occurs. The Warrants were issued without registration under the Securities Act of 1933 to the individuals set forth below covering the number of shares set forth below at a purchase price for the Warrant as set forth below:

                                       No. of Shares of
                                         Common Stock
                                          Covered by           Purchase Price
         Name of Warrant Holder             Warrant              of Warrant
         ----------------------        ----------------        --------------
         Ken L. Joines                      20,000                  $200
         Richard D. Morgan                 170,000                $1,700


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         (c) Effective November 1, 2004, the Board of Directors of the Registrant appointed Ron Finley as Chairman of the Board and Chief Executive
Officer. The Board also re-elected Gene S. Bertcher as President and Chief Financial Officer, and re-elected Oscar Smith as Secretary and Treasurer of the Registrant.

         Ron Finley, age 54, has been Chairman of the Board and Chief Executive Officer of CabelTEL AD (formerly known as CableTEL Bulgaria AD) since September 2003. CabelTEL AD is engaged in the telecommunications and information services industry in the Country of Bulgaria and surrounding countries. CabelTEL AD is an indirect 74.4% owned subsidiary of the Registrant, having been acquired through the acquisition of other entities on October 12, 2004. Since 1994, Ron Finley





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has been  Chairman  of the Board of  Global  Communications  Technologies,  Inc.
("Global"),  a Dallas,  Texas based corporation that operates exclusively in the
telecommunications   industry,   with  its  core  business  being  switch-system
integration, sales and maintenance of switching systems. Global also engages in selected other telecommunications services such as long-distance carrier and international call-back services. Ron Finley is not related to any other director or executive officer of the Registrant.

         (d) At its meetings held on October 20 and 25, 2004, the Board of Directors of the Registrant expanded the number of members which shall constitute the whole Board from five to six and elected Ron Finley to the vacancy created by the expansion of the number of directors of the Board of Directors. The election of Ron Finley as a member of the Board of Directors of the Registrant is effective November 1, 2004.



















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

         Dated: November 3, 2004.             GREENBRIAR CORPORATION



                                              By: /s/ Gene S. Bertcher

                                                 Gene S. Bertcher, President and
                                                 Chief Financial Officer